EX-23.a
                                                     Form 11-K for 1993
                                                        File No. 1-8610





                        CONSENT OF INDEPENDENT AUDITORS


             We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-38706) pertaining to the Southwestern Bell Corporation Savings Plan for Salaried Employees of our report dated May 25, 1994, with respect to the financial statements and schedule of investments of the Southwestern Bell Corporation Savings Plan for Salaried Employees included in this Annual Report (Form 11-K) for the year ended December 31, 1993.





                                                 ERNST & YOUNG

        San Antonio, Texas
        May 26, 1994
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